STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                           ARTICLES OF INCORPORATION
                                      FOR
                          EMERGENT LENDING CORPORATION

1.   The name of the proposed corporation is Emergent Lending Corporation.

2. The initial registered office of the corporation is Post Office Box 17526, Greenville, Greenville County, South Carolina 29606 [include county] and the initial registered agent at such address is Dennis Canupp. (Street address - 15 South Main Street, Suite 750 (29601)

3. The corporation is authorized to issue a single class of shares, and the total number of shares authorized is 100,000.

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State.

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows: None

6.   The name and address of each incorporator is as follows:

     Name                Address                       Signature
     ----                -------                       ---------

     Dennis Canupp       Post Office 17526             /s/ Dennis Canupp
                         Greenville, SC 29606          ---------------------

     George Roberson     Post Office 17526             /s/ George Roberson
                         Greenville, SC 29606          ---------------------

     Phil Cox            PO Box 17526                  /s/ Phil Cox
                         Greenville, SC 29606          ---------------------

7. I, Cary H. Hall, Jr., an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Section 33-2-102 of the 1976 Code of Laws of South Carolina, as amended.


February 29, 1996                  /s/ Cary H. Hall, Jr.
                                   ------------------------------
                                   Cary H. Hall, Jr.
                                   Wyche, Burgess, Freeman & Parham, P.A.
                                   P.O. Box 728
                                   Greenville, SC 29602
                                   (803) 242-8255